As filed with the Securities and Exchange Commission on February 24, 2011

Registration No. 33-77024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CALLAWAY GOLF COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	95-3797580
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2180 Rutherford Road

Carlsbad, California 92008

(760) 931-1771

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Brian P. Lynch
Vice President and Corporate Secretary
Callaway Golf Company
2180 Rutherford Road
Carlsbad, California 92008
(760) 931-1771

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to our Registration Statement on Form S-3 initially filed on March 29, 1994 (Registration No. 33-77024) (the “Registration Statement”), deregisters certain shares of our Common Stock, $0.01 par value. The offering contemplated by the Registration Statement has terminated by virtue of our Dividend Reinvestment and Stock Purchase Plan being no longer in effect. Pursuant to the undertaking contained in the Registration Statement, we are filing this Post-Effective Amendment No. 1 to de-register, as of the effective date of this Post-Effective Amendment No. 1, all securities remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Callaway Golf Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on February 24, 2011.

CALLAWAY GOLF COMPANY

By:	/S/ GEORGE FELLOWS
Name:	George Fellows
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title	Date

/S/ GEORGE FELLOWS	President and Chief Executive Officer (Principal Executive Officer) and Director	February 24, 2011
George Fellows

/S/ BRADLEY J. HOLIDAY	Senior Executive Vice President and Chief Financial	February 24, 2011
Bradley J. Holiday	Officer (Principal Financial Officer and Principal Accounting Officer)

/S/ SAMUEL H. ARMACOST	Director	February 24, 2011
Samuel H. Armacost

/S/ JOHN C. CUSHMAN, III	Director	February 24, 2011
John C. Cushman, III

/S/ JOHN F. LUNDGREN	Director	February 24, 2011
John F. Lundgren

/S/ ADEBAYO O. OGUNLESI	Director	February 24, 2011
Adebayo O. Ogunlesi

/S/ RICHARD L. ROSENFIELD	Director	February 24, 2011
Richard L. Rosenfield

/S/ ANTHONY S. THORNLEY	Director	February 24, 2011
Anthony S. Thornley